SIMMETECH INCORPORATED

BYLAWS

TABLE OF CONTENTS

	Page

BYLAWS

OF

SIMMETECH INCORPORATED

ARTICLE I: OFFICES

Section 1.01. Registered Office. The registered office of the Company in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Minnesota changing the registered office.

Section 1.02. Other Offices. The Company may also have offices and places of business at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS

Section 2.01. Place of Meetings. All meetings of the shareholders of the Company shall be held at its registered office or at such other place within or without the State of Minnesota as shall be stated by the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof. In the absence of designation otherwise, meetings shall be held at the registered office of the Company in the State of Minnesota.

Section 2.02. Time of Meetings. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the shareholders shall be held at ten o'clock A.M.

Section 2.03. Regular Meetings.

Section 2.03-a. First Annual Meeting. The first annual meeting of the shareholders shall be held on a day designated by the Board of Directors, which shall be not more than fifteen (15) months after the date the Articles of Incorporation are filed with the Secretary of State of Minnesota.

Section 2.03-b. Subsequent Annual Meetings. Each subsequent annual meeting shall be held on the same day as the first annual meeting, subject to the power of the Board of Directors to change the date, or if that day shall fall upon a legal holiday, on the next succeeding business day; except that the Board of Directors may, in its discretion and solely for convenience, determine in any year an annual meeting date falling not earlier than ten (10) days before or later than four (4) days after such designated

annual meeting date, or may, for reasonable cause, postpone such annual meeting date to a subsequent date within the same calendar year as designated by the Board of Directors.

Section 2.03-c. Election of Directors. At the annual meeting the shareholders, voting as provided in the Articles of Incorporation or in these Bylaws, may designate any change in the number of Directors to constitute the Board of Directors, shall elect a Board of Directors, and shall transact such other business as may properly come before the meeting.

Section 2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president or the Board of Directors and shall be called by the president or secretary at the request in writing of any two or more members of the Board of Directors or at the request in writing of one or more shareholders owning a total of ten (10%) percent or more in amount of the entire capital stock of the Company issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.05. Notice of Meetings. Notice of meetings shall be in writing and signed by the president or any vice president or the secretary or any assistant secretary, or by such other person or persons as the Board shall designate. Such notice shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Company, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership. In the event of the transfer of stock after delivery or mailing of the notice and prior to the holding of a meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.06. Waiver of Notice. Notice of any meeting of the shareholders may be waived before, at, or after such meeting in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the secretary or entered upon the records of the meeting.

Section 2.07. Purpose of Special Meetings. Business transacted at any special meeting of the shareholders shall be limited to the matters stated in the notice, or other matters necessarily incidental thereto.

Section 2.08. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum.

Section 2.09. Vote Required. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Articles of Incorporation or of these Bylaws requires a different vote, in which case such express provision shall govern and control the decision of such question.

Section 2.10. Voting Rights. Except as may be otherwise required by statute or the Articles of Incorporation or these Bylaws, every shareholder of record of the Company shall be entitled at each meeting of the shareholders to one vote for each share of stock standing in his name on the books of the Company.

Section 2.11. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the secretary at or before the meeting. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its

execution. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the secretary of the Company.

Section 2.12. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of shareholders of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the number of shares of outstanding stock that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 2.13. Closing of Books; Record Date. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of the shareholders of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such meeting.

ARTICLE III: DIRECTORS

Section 3.01. General Powers. The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.02. Number; Qualifications. Until the first meeting of the shareholders, the number of directors which shall constitute the whole Board shall be the number named in the Articles of Incorporation. Thereafter, the number of directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the shareholders, the number of directors shall be the number last fixed by the shareholders. Directors need not be shareholders. Each of the directors shall hold office until the next succeeding regular meeting of shareholders and until his successor shall have been duly elected

and qualified, or until his earlier resignation, removal, or disqualification from office as hereinafter provided.

Section 3.03. Vacancies. In the event that any member of the Board of Directors shall resign, die, be removed from office, become disqualified, or refuse to act during his term of office, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies shall be filled by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Section 3.04-f hereof notwithstanding. However, in the event that there are no duly elected and qualified directors remaining in office, then the shareholders shall elect by majority vote a new director or new directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Articles of Incorporation and these Bylaws. When one or more directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each director elected to hold office as provided in this Section 3.03 shall hold office until the next succeeding annual meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

Section 3.04. Meetings.

Section 3.04-a. Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Minnesota.

Section 3.04-b. Regular Meetings. As soon as practicable after an annual election of directors, the Board of Directors shall meet at the registered office of the Company, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the Company and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Minnesota as shall from time to time be determined by resolution of the Board of Directors.

Section 3.04-c. Special Meetings. Special meetings of the Board of Directors may be called by the president or secretary or by one or more directors and shall be held at such time and place as shall be designated in the notice of such meeting.

Section 3.04-d. Notice. Written notice of a special meeting shall be given to each director at least five (5) days before the date of the meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to a director may also be given by telegram. Whenever any provision of law, the Articles of Incorporation, or the Bylaws require notice to be given, any director may, in writing, either before or after the meeting, waive notice thereof. Without notice, any director, by his attendance at and participation in the action taken at any meeting, shall be deemed to have waived notice thereof.

Section 3.04-e. Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws.

If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 3.04-f. Organization of Meetings. At all meetings of the Board of Directors the president, or in his absence, any director appointed by the President, shall preside, and the secretary, or in his absence, any person appointed by the president, shall act as secretary.

Section 3.04-g. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of directors that would be necessary to authorize or take such action at a meeting at which all directors entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those directors who have not consented in writing.

Section 3.05. Committees.

Section 3.05-a. Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire Board, establish an Executive Committee consisting of one (1) or more Directors. Such Committee may meet at stated times or on notice

by any committee member to all other members. The Executive Committee, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board and the management of the business of the Company. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

Section 3.05-b. Other Committees. The Board of Directors may establish other committees from time to time, making such regulations as it deems advisable with respect to the membership, authority, and procedures of such committees.

Section 3.05-c. Limitations on Authority. No such Executive Committee or committees shall have authority as to any of the following matters:

(a) The submission to shareholders of any action as to which shareholders' authorization is required by law;

(b) The filling of vacancies in the Board of Directors or on any committee;

(c) The fixing of compensation of any director for serving on the Board or on any committee;

(d) The amendment or repeal of these Bylaws, or the adoption of new Bylaws; or

(e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

Section 3.05-d. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 3.06. Telephone Conference Meetings. Any director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.06 shall be deemed present in person at such meeting.

Section 3.07. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors. Nothing herein contained shall preclude any director

from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.08. Limitation of Directors' Liabilities. A director shall not be liable to the Company or its shareholders for dividends illegally declared, distributions illegally made to shareholders, or any other actions taken in good faith reliance upon financial statements of the Company represented to him to be correct by the president of the Company or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Company; nor shall he be liable if in good faith in determining the amount available for dividends or distribution the Board values the assets in a manner allowable under the applicable law.

Section 3.09. Resignation and Removal. Any director may resign at any time by giving written notice to the secretary. Such resignation shall take effect on the date of the secretary's receipt of such notice or at such later date as specified therein. The entire Board of Directors or any individual director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares entitled to vote at an election of the directors, except as otherwise provided by law when the shareholders have the right to cumulative voting.

ARTICLE IV. OFFICERS

Section 4.01. Selection and Qualification.

Section 4.01-a. Election; Qualifications. The Board of Directors at its regular meeting after each annual meeting of the shareholders shall choose a president, a secretary, a treasurer, and such other officers or agents as it deems necessary, none of whom need be members of the Board. Any two of the offices, except those of president and vice president, may be held by the same person.

Section 4.01-b. Additional Officers. The Board of Directors may choose additional vice presidents, assistant secretaries, and assistant treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.02. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors.

Section 4.03. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote

of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the president or the secretary of the Company. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors. However, in the event that there should be no duly elected and qualified directors remaining in office, then the shareholders shall elect a new director or new directors to fill such vacancy or vacancies.

Section 4.04. President. The president shall preside at all meetings of the Board of Directors and of the shareholders and shall have general supervision over the affairs of the Company and over the other officers. The president shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Company and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Company. The president shall put into operation such business policies of the Company as shall be decided upon by the Board.

Section 4.05. Vice President. The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall also generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the president as the Board of Directors shall prescribe.

Section 4.06. Secretary. The secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president, under whose supervision he shall be.

Section 4.07. Treasurer.

Section 4.07-a. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

Section 4.07-b. The treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his

transactions as treasurer and of the financial condition of the Company.

Section 4.07-c. If required by the Board of Directors, the treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Company.

ARTICLE V: INDEMNIFICATION

Section 5.01. The Company shall indemnify any person made or threatened to be made a party to a proceeding by reason of such person's being or having been a director, officer, member of a committee, employee, or agent of the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding. The indemnification provided hereby and the eligibility of any person therefor shall be subject to the applicable provisions of the Minnesota Business Corporation Act, as in effect from time to time.

ARTICLE VI: CERTIFICATES OF STOCK

Section 6.01. Issuance of Shares. The Board of Directors is authorized to issue shares of stock of the Company up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the Company, or services rendered or to be rendered to the Company, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Company in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

Section 6.02. Form of Certificate. Every shareholder shall be entitled to have a certificate, signed by the president or a vice president, and by the treasurer or an assistant treasurer, or by the secretary or an assistant secretary of the Company, certifying the number of shares of capital stock owned by him in

the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Company upon request by any shareholder. Certificates representing the shares of the capital stock of the Company shall be in such form not inconsistent with law or the Articles of Incorporation or these Bylaws as shall be determined by the Board of Directors.

Section 6.03. Facsimile. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Company may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Company.

Section 6.04. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or new certificates to be issued in place of a certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

Section 6.05. Transfer of Stock. Upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of

succession, assignment, or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Company, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

Section 6.06. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Section 2.13 hereof or the date for payment of any dividend as provided in Section 7.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date the record date shall be the twentieth (20th) day preceding the date of payment or allotment.

Section 6.07. Registered Shareholders. The Company shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

Section 6.08. Stock Options and Agreements. In addition to any stock options, plans, or agreements which the Company may enter into, any shareholder of this Company may enter into an agreement giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the Company, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith;

provided, however, that a copy of such agreement shall be filed with the Company and reference thereto placed upon the certificates representing said shares of stock.

ARTICLE VII: DIVIDENDS

Section 7.01. Source. Dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 7.02. Closing of Books; Record Date. The Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such payment.

Section 7.03. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 7.04. Determining Fair Market Value. The Board of Directors in computing the fair market value of the assets of the Company to determine whether the Company may pay a dividend or purchase its shares shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.

ARTICLE VIII: CHECKS

Section 8.01. All checks or demands for money or notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE IX: CORPORATE SEAL

Section 9.01. The Company shall have no corporate seal.

ARTICLE X: FISCAL YEAR

Section 10.01. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

ARTICLE XI: AMENDMENTS

Section 11.01. These Bylaws may be altered or repealed at any regular meeting of the shareholders or any special meeting of the shareholders if notice of such alteration or repeal shall be contained in the notice of such special meeting. To the extent allowed by law, these Bylaws may be altered or amended by action of the Board of Directors at any regular or special meeting, provided that such alterations and/or amendments shall be subject to the power of the holders of a majority of the outstanding stock to change or repeal such Bylaws, and, provided further, that the Board of Directors shall not make or alter any Bylaws fixing the number, qualification, classifications, or term of office of Directors.

ARTICLE XII: BOOKS AND RECORDS

Section 12.01. Books and Records. The Board of Directors of the Company shall cause to be kept:

(a) a share register, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificates therefor were issued;

(b) records of all proceedings of shareholders and Directors; and

(c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 12.02. Documents Kept at Principal Executive or Registered Office. The Board of Directors shall cause to be kept at the principal executive or registered office of the Company originals or copies of:

(a) records of all proceedings of shareholders and Directors for the past three (3) years;

(b) Articles and Bylaws of the Company and all amendments thereto;

(c) reports made to any or all shareholders within the immediately preceding three (3) years; and

(d) any and all other information required by law to be kept at the registered office.

ARTICLE XIII: INSPECTION OF BOOKS

Section 13.01. Examination and Copying by Shareholders. Every shareholder of the Company and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, and at the place or places where usually kept, the share register, books of account, records of the proceedings of the shareholders and Directors, and other documents which by statute a shareholder has an absolute right to examine and copy. Other documents may be examined and copied only upon a showing of a proper purpose. The expense of copying all documents which a shareholder has by statute an absolute right to examine and copy, except for the share register, shall be borne by the Company. The Company shall bear the expense of copying the share register only if the shareholder shows a proper purpose.

Section 13.02. Information to Shareholders. Upon request by a shareholder of the Company, the Board of Directors shall furnish to him a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

ARTICLE XIV: LOANS TO OFFICERS, DIRECTORS, AND EMPLOYEES

Section 14.01. The Company may lend money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Company or of a subsidiary of the Company, including an officer or employee who is a Director of the Company or of a subsidiary, whenever, in the judgment of a majority of the Board of Directors, the loan, guarantee, or assistance may reasonably be expected to benefit the Company and is approved by a majority of the Board of Directors. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approve, including, without limitation, a pledge of or other security interest in shares of the Company.

ARTICLE XV: DEFINITIONS AND USAGE

Section 15.01. Singular, Plural; Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Secretary of this Company, does hereby certify that the foregoing Bylaws

constituting pages numbered one through sixteen were duly adopted as the Bylaws of this Company in accordance with law.

William S. Radke, Secretary

Dated: August 15, 1983.